UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2015

Tompkins Financial Corporation
(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

On Monday, May 4, 2015 at 5:30 p.m., at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York, Tompkins Financial Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). On March 6, 2015, the record date for the meeting, 14,932,525 shares of the Company's common stock were issued and outstanding, of which 12,049,980 were represented at the Annual Meeting in person or by proxy, and this amount represented a quorum.

Shareholders voted on the following matters:

(1)	Shareholders elected fourteen (14) director nominees for terms expiring at the 2016 Annual Meeting; and

(2)	Shareholders ratified the selection of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2015.

Set forth below are the shareholder voting results with respect to each such matter:

Proposal No. 1 – Election of Directors

The individuals named below were elected at the Annual Meeting as members of the Board of Directors, to serve for a term of one year expiring at the 2016 Annual Meeting.

Director	Number of Shares Voted For	Shares Withheld/Abstaining	Broker Non-Votes

John E. Alexander	9,101,652	270,036	2,678,292

Paul J. Battaglia	9,247,341	124,347	2,678,292

Daniel J. Fessenden	9,265,294	106,394	2,678,292

James W. Fulmer	9,238,424	133,264	2,678,292

Carl E. Haynes	9,246,605	125,083	2,678,292

Susan A. Henry	9,254,617	117,071	2,678,292

Patricia A. Johnson	9,270,358	101,330	2,678,292

Frank C. Milewski	9,256,749	114,939	2,678,292

Sandra A. Parker	9,135,092	236,596	2,678,292

Thomas R. Rochon	9,139,114	232,574	2,678,292

Stephen S. Romaine	9,259,767	111,922	2,678,292

Michael H. Spain	9,235,098	136,590	2,678,292

Alfred J. Weber	9,254,714	116,974	2,678,292

Craig Yunker	9,085,699	285,990	2,678,292

Proposal No. 2 – Ratification of the Selection of KPMG LLP as Independent Auditors of the Company for 2015

The Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified by the following vote:

Number of Shares Voted For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes

11,923,756	90,979	35,245	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: May 7, 2015	By:	/S/ Stephen S. Romaine
Stephen S. Romaine
President and CEO